As filed with the Securities and Exchange Commission on March 24, 2011

Registration No. 333-110859

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

Technicolor SA
(Exact name of Registrant as specified in its charter)

The Republic of France	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 rue Jeanne d’Arc
92130 Issy-les-Moulineaux, France
+33 1 41 86 5000
(Address of Registrant’s principal executive offices)

THOMSON U.S. Employee Shareholding December 2003
(Full title of the plans)

Technicolor USA, Inc.
101 W. 103rd Street, INH3340
Indianapolis, IN 46290, U.S.A.
(Name, address and telephone number of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☑

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-110859 (the “Registration Statement”) is being filed to deregister certain ordinary shares (the “Shares”), of Technicolor (the “Registrant”), that were registered for issuance pursuant to the Thomson U.S. Employee Shareholding December 2003 (the “Plan”). The Registration Statement registered 3,000,000 Shares issuable pursuant to the Plan.

On March 24, 2011, the Registrant intends to file a Form 15F with the Securities and Exchange Commission to effect the deregistration of its Shares. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit 24.1: Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Issy-les-Moulineaux, France, on March 24, 2011.

Technicolor

By:	/s/ Aaron Ross
Name:	Aaron Ross
Title:	Corporate General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 24, 2011.

/s/ Frederic Rose	/s/ Stéphane Rougeot
Frederic Rose	Stéphane Rougeot
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
(Director)	(Principal Accounting Officer)

/s/ *	/s/ *
Denis Ranque	Loïc Desmouceaux
Director	Director

/s/ *	/s/ *
Didier Lombard	John Roche
Director	Director

/s/ *	____________________
Rémy Sautter	Catherine Guillouard
Director	Director

____________________	____________________
Bruce Hack	Lloyd Carney
Director	Director

Frederic Rose, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed herewith as Exhibit 24.1.

/s/ Frederic Rose
Frederic Rose, Attorney-in-Fact

Exhibit 24.1

Board of Directors of Technicolor SA

Power of Attorney

As of February 28, 2011

In connection with the delisting of Technicolor’s American Depositary Shares from The New York Stock Exchange and the termination of registration of the Company’s shares with the Securities and Exchange Commission, each person whose signature appears below constitutes and appoints each of Mr. Frederic Rose and Mr. Stéphane Rougeot, acting independently, to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign on his or her behalf:

•	Any amendments to the Form F-6 Registration Statement of the Company, including post-effective amendments, and supplements thereto, required or deemed advisable by Mr. Rose or Mr. Rougeot in connection with the amendment of the terms and conditions of the Company’s ADR program to reflect the delisting and deregistration, and

•	Any amendments to the outstanding Form S-8 Registration Statements of the Company, including post-effective amendments, and supplements thereto, for the purposes of terminating such registration statements prior to deregistration, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Denis Ranque
Denis Ranque

/s/Frederic Rose
Frederic Rose

/s/ Loïc Desmouceaux
Loïc Desmouceaux

__________________
 Catherine Guillouard

_________________
 Bruce Hack

/s/Didier Lombard
Didier Lombard

/s/ John Roche
John Roche

/s/ Rémy Sautter
Rémy Sautter

_________________
Lloyd Carney